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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 25, 2005

                                FIBERSTARS, INC.
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             (Exact name of registrant as specified in its charter)

              California                 0-24230          94-3021850
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   (State or Other Jurisdiction of    (Commission      (I.R.S. Employer
            Incorporation)            File Number)  Identification Number)

         44259 Nobel Drive Fremont, California             94538
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       (Address of principal executive offices)          (Zip Code)

                                 (510) 490-0719
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              (Registrant's telephone number, including area code)

                                       N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

        Fiberstars, Inc. has entered into a consulting agreement with Mr. Jeffrey H. Brite, a member of its Board of Directors. The consulting agreement, which reflects an effective date of November 1, 2004, was delivered on February 25, 2005 to Fiberstars, Inc. as executed by Mr. Brite. As a consultant under this agreement, Mr. Brite is to assist Fiberstars, Inc.'s President and Vice President of Sales in identifying, contacting and making introductions to key building project personnel in a position to facilitate the purchase of Fiberstars, Inc. products. In return, Fiberstars, Inc. is to compensate Mr. Brite with the award of an option for the acquisition of up to 40,000 shares of its common stock at a per share exercise price of $7.23 and with annual aggregate cash payments of $50,000 to be paid in quarterly installments during each of the years 2005, 2006 and 2007. The consulting agreement is subject to termination by either party upon ten (10) days written notice to the other party.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  March 2, 2005

                                                  FIBERSTARS, INC.

                                                  By     /s/ Robert A. Connors
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                                                  Name:  Robert A. Connors
                                                  Title: Chief Financial Officer